EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
General Binding Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 4, 1999 included in General Binding Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



                                        /s/ Arthur Andersen LLP

Chicago, Illinois
May 4, 1999